UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 18, 2012

Commission File Number:  1-33001

Enova Systems, Inc.
(Exact name of small business issuer as specified in its charter)

California
(State or other jurisdiction of incorporation or organization)
95-3056150
(IRS Employer Identification No.)

1560 West 190th Street, Torrance, California 90501
(Address of principal executive offices)

310-527-2800
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Per a letter from the Exchange to the Company dated October 18, 2012, the Exchange stated that its review of the Company's Form 10-Q for the quarter ended June 30, 2012 indicated that the Company did not meet certain additional listing standards of the Exchange as set forth in Part 10 of the Company Guide. Specifically, the Exchange notified the Company that it was not in compliance with Section 1003(a)(i) of the Company Guide insofar as the Company reported stockholders' equity of less than $2,000,000 and losses from continuing operations and /or net losses in two out of it most recent three fiscal years. Additionally, the Company is not in compliance with Section 1003(a)(iv) in that it has sustained losses which are so substantial in relation to its overall operations or existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether the Company will be able to continue operations and/or meet its obligations as they mature. As a result of the foregoing, the Company has again become subject to the procedures and requirements of Section 1009 of the Company Guide.

Given the nature of the deficiency cited in Section 1003(a)(iv) of the Company Guide, the Exchange has determined to provide a truncated plan period, ending January 16, 2013, provided that the Company remains listed on the Exchange. Due to the higher stockholders' equity requirement indentified in prior letters from the Exchange, the Company is not required to submit an additional plan of compliance in connection with the deficiencies identified in the letter dated October 18, 2012. However, the Company may supplement it current plan to address how it intends to regain compliance with Sections 1003(a)(iv) of the Company Guide by January 16, 2013, with such information provided to the Exchange no later than November 16, 2012.

The Exchange also noted that the Company remains non-compliant with respect to:

* Section (a)(iii) of the Company Guide in that the Company reported stockholders' equity of less than $6,000,000 and has incurred losses from continuing operations and/or net losses in five consecutive fiscal years ended December 31, 2011.

* Section (a)(ii) of the Company Guide in that the Company reported stockholders' equity of less than $4,000,000 and has incurred losses from continuing operations and/or net losses in three out of its four most recent fiscal years.

* Section 1003(f)(v) in that the Company's Common Stock has been trading at a low price per share for a significant period of time.

On October 24, 2012, the Company issued a press release regarding the Notice. A copy of the Company's press release is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enova Systems, Inc.

Date:   October 24, 2012
By:	/s/ John Micek

Name: John Micek
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Enova Systems Receives Additional NYSE Amex Exchange Compliance Notice